Exhibit 99.3

CONN’s, INC.
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On December 18, 2023, Conn's entered into an Investment Agreement, among Conn’s Inc. (“Conn’s”, “Company” or “Management”), Franchise Group Newco BHF, LLC (“Newco BHF”), W.S. Badcock LLC (“Badcock”), Freedom VCM Interco Holdings, Inc. (“FVCM” or “Freedom VCM”) and Franchise Group, Inc. (“FGI”). Pursuant to the Investment Agreement, Newco BHF contributed to Conn's all of the issued and outstanding equity interests of Badcock and FVCM agreed to contribute residual interests in certain receivables currently held by B. Riley Receivables II, LLC (“BRR2”) to Badcock upon the satisfaction of certain indebtedness of BRR2 in the future. In exchange for the contributions, Conn's issued 1,000,000 shares of Preferred Stock to Newco BHF and FVCM. The Preferred Stock, subject to the terms set forth in the Certificate of Designation, is convertible into an aggregate of approximately 24,500,000 shares of Non-Voting Common Stock, which represents 49.99% of the issued and outstanding shares of common stock, par value $0.01 of the Company (“Common Stock”), outstanding immediately following the closing after giving effect to the issuance of the Preferred Stock and assuming the conversion of the Preferred Stock into Non-Voting Common Stock. The closing of the contributions and the issuance of the Preferred Stock occurred simultaneously with the signing of the Investment Agreement.

Prior to the Transaction, FGI held 100% of the equity interests of Newco BHF, which in turn held 100% of the issued and outstanding equity interests of Badcock (“Badcock Units”). Whereas Freedom VCM held 100% of the issued and outstanding equity interests of B. Riley Receivables II, LLC (collectively with FGI, Newco BHF and Freedom VCM, the “Sellers”).

The Acquisition will be accounted for using the acquisition method of accounting for business combinations under Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 805, Business Combinations, with Conn’s representing the accounting acquirer under this guidance. The unaudited pro forma combined financial statements were prepared in accordance with Article 11 of Regulation S-X, as amended by Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses. The unaudited pro forma combined financial information is presented to illustrate the estimated effects of the Acquisition.

The unaudited pro forma combined balance sheet gives effect to the Acquisition as if the Acquisition occurred on October 31, 2023 and combines Conn’s historical condensed consolidated balance sheet as of October 31, 2023 with Badcock’s September 30, 2023 unaudited, adjusted balance sheet.

The unaudited pro forma combined statement of operations for the annual period ended January 31, 2023 combines Conn’s historical audited consolidated statement of operations for the annual period ended January 31, 2023 with Badcock’s historical audited statement of operations for the annual period ended December 31, 2022 giving effect to the Acquisition as if it occurred on February 1, 2022. Additionally, the unaudited pro forma combined statement of operations for the nine months ended October 31, 2023 combines Conn’s historical condensed consolidated statement of operations for the nine months ended October 31, 2023 with Badcock’s historical unaudited consolidated statement of operations for the predecessor period January 1 - August 21, 2023 and the successor period August 22, 2023 to September 30, 2023.

The estimated purchase price of the Acquisition will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of the Closing Date (December 18, 2023); any excess value of the estimated consideration transferred over the net assets will be recognized as goodwill or bargain purchase. The Company has made a preliminary allocation of the purchase price to the assets acquired and liabilities assumed based on management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed using information currently available. The finalization of the Company’s purchase accounting assessment may result in changes to the valuation of assets acquired and liabilities assumed, which could have a material impact on the accompanying unaudited pro forma combined financial information.

The unaudited pro forma combined financial information contains certain reclassification adjustments to conform the historical Badcock financial statement presentation to Conn’s financial statement presentation. Additionally, the unaudited pro forma combined financial information contains adjustments reflecting the Acquisition and accounting policy alignment. The adjustments related to the Transaction are shown in a separate column as “Transaction Adjustments” whereas the adjustments related to the accounting policy alignment are shown in a separate column as “Inventory Policy Alignment.”

Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma combined balance sheet as of October 31, 2023 and unaudited pro forma combined statements of operations for the annual period ended January 31, 2023 and for the nine months ended October 31, 2023.

The following unaudited pro forma combined financial information should be read in conjunction with Conn’s consolidated financial statements and related notes and Badcock’s financial statements and related notes. Conn’s financial statements and notes are included in the Company’s Quarterly Report on Form 10-Q for the nine months ended October 31, 2023 filed on December 18, 2023 and the Form 10-K for the annual period ending January 31, 2023 filed on March 29, 2023. Badcock’s audited financial statements and related notes for the year ended December 31, 2022 and unaudited financial statements and related notes for the predecessor period January 1 - August 21, 2023 and the successor period August 22, 2023 to September 30, 2023 are included elsewhere in this Form 8-K/A.

Conn’s and Badcock have different fiscal year ends as of January 31 and December 31, respectively. Given the difference between Conn’s and Badcock’s interim and annual periods is less than one quarter, no adjustment for different fiscal years is required to be presented within these unaudited pro forma combined financial statements.

The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. The unaudited pro forma combined financial information and related notes are presented for illustrative purposes only, and do not purport to represent what the actual consolidated results of operations or financial condition would have been had the Acquisition occurred on the dates indicated, nor are they necessarily indicative of the combined company's future results of operations or financial position. Additionally, the unaudited pro forma combined financial statements do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies, or any revenue, tax, or other synergies that may result from the Acquisition.

CONN’S, INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF OCTOBER 31, 2023
(Amounts in thousands)

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

	Conn's Inc. October 31, 2023 Historical	Badcock September 30, 2023 As Adjusted (Note 3)	Transaction Adjustments (Note 5)	Note Ref	Pro Forma Combined
Assets
Current Assets
Cash and cash equivalents	$5,562	$11,797	$(7,021)	(a)	$10,338
Restricted cash (includes VIE balance of $39,321)	41,430	—	—		41,430
Current securitized accounts receivable, less reserves	—	187,317	(8,184)	(b)	179,133
Customers accounts receivable, net of allowances	424,940	77,842	9,704	(b)	512,486
Other accounts receivable	52,020	2,476	—		54,496
Inventories	231,814	102,234	22,059	(b)	356,107
Income taxes receivable	40,933	—	—		40,933
Prepaid expenses and other current assets	11,496	17,066	—		28,562
Total current assets	808,195	398,732	16,558		1,223,485
Non-current securitized AR, less reserves	—	23,171	3,596	(b)	26,767
Long-term portion of customer accounts receivable, net of allowances (includes VIE balance of $176,188)	355,092	—	—		355,092
Property and equipment, net	214,770	39,739	176	(b)	254,685
Intangibles, net	—	—	20,500	(b)	20,500
Operating lease right-of-use assets	335,423	174,944	46,696	(o)	557,063
Deferred tax asset	—	19,361	(19,361)	(b)	—
Other assets	12,912	3,803	(2,757)	(b)	13,958
Total Assets	$1,726,392	$659,750	$65,408		$2,451,550
Liabilities and Shareholders' Equity
Current Liabilities
Short-term securitized debt	$—	$182,334	$(15,990)	(b)	$166,344
Short-term debt and current finance lease obligations	7,934	2,983	5	(o)	10,922
Accounts payable	66,540	37,690	—		104,230
Accrued compensation and related expenses	18,618	4,053	250	(c)	22,921
Accrued expenses	73,205	18,871	13,315	(d)	105,391
Operating lease liability - current	60,303	11,452	4,690	(o)	76,445
Income taxes payable	2,439	—	—		2,439

Deferred revenues and other credits	10,229	7,847	—		18,076
Total current liabilities	$239,268	$265,230	$2,270		$506,768
Long-term securitized debt	—	42,935	(18,079)	(b)	24,856
Operating lease liability - non-current	403,531	159,016	43,106	(o)	605,653
Long-term debt and finance lease obligations (includes VIE balances of $389,628 and $410,790, respectively	673,472	308	31	(o)	673,811
Deferred tax liabilities	1,952	—	—		1,952
Other long-term liabilities	17,601	8,497	—		26,098
Total Liabilities	$1,335,824	$475,986	$27,328		$1,839,138
Commitments and contingencies
Temporary equity - Contingently Redeemable Preferred Stock	—	—	62,246	(e)	62,246
Shareholders' Equity					—
Preferred stock	—	440	(440)	(f)	—
Common stock	339	169	(169)	(f)	339
Treasury stock	(193,370)	—	—		(193,370)
Additional paid-in capital	163,584	336,545	(336,545)	(f)	163,584
Retained earnings	420,015	(153,390)	312,988	(h)	579,613
Total Shareholders' Equity	$390,568	$183,764	$38,080		$612,412
Total Liabilities and Shareholders' Equity	$1,726,392	$659,750	$65,408		$2,451,550

CONN’s, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED JANUARY 31, 2023
(Amounts in thousands, except per share data)

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

	Conn's, Inc. twelve months ended January 31, 2023 Historical	Badcock twelve months ended December 31, 2022 As Adjusted (Note 3)	Transaction Adjustments (Note 5)	Note Ref	Pro Forma Combined
Revenues
Product sales	986,600	628,170	—		1,614,770
Repair service agreement commissions	80,446	37,436	—		117,882
Service revenues	9,544	31,981	—		41,525
Total net sales	1,076,590	697,587	—		1,774,177
Finance charges and other revenues	265,937	221,469	—		487,406
Total revenues	1,342,527	919,056	—		2,261,583
Costs and expense:
Cost of goods sold	710,234	353,051	22,164	(i)	1,085,449
Selling, general and administrative expense	526,212	295,269	13,734	(j)	835,215
Provision for bad debts	121,193	144,497	—		265,690
Charges and credits, net	14,360	—	—		14,360
Total costs and expenses	1,371,999	792,817	35,898		2,200,714
Operating (loss) income	(29,472)	126,239	(35,898)		60,869
Other (income) expense:
Bargain purchase gain	—	—	(152,338)	(g)	(152,338)
Gain on sale-leaseback transactions, net	—	(59,771)	—		(59,771)
Interest expense, net	36,891	239,908			276,799
Total other (income) expense	36,891	180,137	(152,338)		64,690
Loss before income taxes	(66,363)	(53,898)	116,440		(3,821)
Benefit for income taxes	(7,071)	(17,868)	(10,368)	(m)	(35,307)
Net Income (loss)	$(59,292)	$(36,030)	$126,808		$31,486
Net loss per share:
Basic	(2.46)			(n)	0.53
Diluted	(2.46)			(n)	0.53
Weighted average shares outstanding
Basic	24,117	—	24,540	(n)	48,658
Diluted	24,117	—	24,540	(n)	48,658

CONN’s, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED OCTOBER 31, 2023
(Amounts in thousands, except per share data)

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

	Conn's, Inc. nine months ended October 31, 2023 Historical	Badcock combined nine months ended September 30, 2023 As Adjusted (Note 3)	Transaction Adjustments (Note 5)	Note Ref	Pro Forma Combined
Revenues
Product sales	$626,324	$376,540	—		$1,002,864
Repair service agreement commissions	51,600	25,847	—		77,447
Service revenues	6,720	24,262	—		30,982
Total net sales	684,644	426,649	—		1,111,293
Finance charges and other revenues	186,962	108,259	—		295,221
Total revenues	871,606	534,908	—		1,406,514
Costs and expenses:
Cost of goods sold	448,280	217,881	123	(k)	666,284
Selling, general and administrative expense	395,244	204,243	83	(l)	599,570
Provision for bad debts	101,334	73,504	—		174,838
Charges and credits, net	1,264	—	—		1,264
Total costs and expenses	946,122	495,628	206		1,441,956
Operating (loss) income	(74,516)	39,280	(206)		(35,442)
Interest expense, net	55,614	137,812	—		193,426
Loss before income taxes	(130,130)	(98,532)	(206)		(228,868)
Benefit for income taxes	(9,936)	(25,601)	(15,329)	(m)	(50,866)
Net loss	$(120,194)	$(72,931)	$15,123		$(178,002)
Net loss per share:
Basic	(4.97)			(n)	(6.88)
Diluted	(4.97)			(n)	(6.88)
Weighted average shares outstanding-basic	24,196	—	24,540	(n)	48,736
Weighted average shares outstanding-diluted	24,196	—	24,540	(n)	48,736

CONN’S, INC.
NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. Basis of Pro Forma Presentation

The unaudited pro forma combined financial information is presented to illustrate the pro forma effects of the Acquisition. Conn’s historical information is derived from Conn’s audited, condensed consolidated balance sheet as of October 31, 2023, condensed consolidated statement of operations for the nine months ended October 31, 2023 and the audited consolidated statement of operations for the annual period ended January 31, 2023, all of which were prepared in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”).

Badcock’s historical financial information is derived from its unaudited statement of operations for the predecessor period January 1 - August 21, 2023 and the successor period August 22, 2023 to September 30, 2023, unaudited balance sheet as of September 30, 2023, and audited statement of operations for the annual period ended December 31, 2022, all of which were prepared in accordance with U.S. GAAP.

The unaudited pro forma combined statements of operations illustrate the effects of the Acquisition as if it had been completed on February 1, 2022, and the unaudited pro forma combined balance sheet reflects effects of the Acquisition as if it had been completed on October 31, 2023. The pro forma adjustments are preliminary and based on estimates of the purchase consideration and estimates of fair value and useful lives of the assets acquired and liabilities assumed. The final purchase price allocations will be based on estimated fair value of the assets acquired and the liabilities assumed as of the Closing Date of the Acquisition and could result in material changes to the unaudited pro forma combined financial information.

Conn’s will apply FASB ASC Topic 820 Fair Value Measurements for purposes of measuring the estimated fair value of the assets acquired and liabilities assumed in determining the final purchase price allocations. Fair value is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date". This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers unrelated to Conn’s in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

The unaudited pro forma combined financial information has been prepared using the acquisition method of accounting in accordance with FASB ASC Topic 805 Business Combinations (“Topic 805”), where Conn’s is the accounting acquirer of Badcock. Under Topic 805, acquisition-related costs (such as investment banking, legal service, financing-related items, insurance, and other advisory fees) incurred by and on behalf of Conn’s are not part of the allocation of the consideration transferred but are part of the transaction accounting adjustments for the Acquisition and not a separate material transaction. Adjustments were made for transaction costs to the extent that they were incurred or expected to be incurred and not already recognized in the historical financial statements.
The unaudited pro forma combined information is preliminary, presented solely for informational purposes and does not purport to represent what the combined statements of operations or balance sheet would have been for the periods or dates indicated, nor is it necessarily indicative of the combined future consolidated results of operations or financial position. The actual results reported in periods following the Acquisition may differ significantly from those reflected in these unaudited pro forma combined financial information presented herein for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the pro forma adjustments and actual amounts, cost savings or associated costs to achieve such savings from operating efficiencies, synergies, debt refinancing, or other restructuring that may result from the Acquisition, but for which are not reflected herein. Any non-recurring items related to the Acquisition were reflected in the unaudited pro forma combined financial information as they will not recur beyond twelve months after the acquisition.

2. Description of the Acquisition

On December 18, 2023, Conn’s entered into an Investment Agreement with NewCo BHF, Badcock, FVCM and FGI in which Badcock became a wholly owned subsidiary of Conn’s and all residual interest in certain receivables held by BRR2 were transferred to Conn’s. At the Closing of the Transaction, the Company issued 25.5 million shares of Convertible Preferred Stock valued at $62.2 million and paid $7.0 million in transactions costs on behalf of Badcock, resulting in total consideration transferred of $69.2 million.

At the time of issuance of these unaudited pro forma combined financial statements, the determination of purchase consideration as defined in ASC Topic 805 is preliminary. See Note 4 below for further details on the estimated purchase consideration.

3. Adjustments to Badcock’s Financial Statements

The adjustments reflected in Badcock’s historical unaudited balance sheet as of September 30, 2023, unaudited statement of operations for the predecessor period January 1 - August 21, 2023 and the successor period August 22, 2023 to September 30, 2023 and audited statement of operations for the annual period ended December 31, 2022 were made to align Badcock’s accounting policies and presentation with that of Conn’s. The impact of the Freedom Acquisition on August 21, 2023 as discussed in the Badcock unaudited interim financial statements has not been reflected as a pro forma adjustment as if the transaction occurred on January 1, 2022.

The Company identified certain reclassifications and accounting policy alignment adjustments that were necessary to conform Badcock’s financial information presentation to that of Conn’s. For purposes of the unaudited pro forma combined financial statements, Badcock’s historical balance sheet and statement of operations have been adjusted to reflect these reclassifications and accounting policy alignment adjustments below. Management’s assessment is ongoing and, at the time of preparing the unaudited pro forma combined financial statements, other than the adjustments and reclassifications made herein, management is not aware of any other material differences.

Unaudited Balance Sheet as of September 30, 2023

The following table illustrates the impact of aligning financial statement line items to conform to Conn’s financial statement presentation as of October 31, 2023, in thousands:

	Badcock September 30, 2023 Historical	Alignment to Conn's, Inc. Captions	Inventory Policy Alignment	Note Ref	Badcock September 30, 2023 as adjusted
Assets
Current assets:
Cash and cash equivalents	$11,797	$—	$—		$11,797
Current receivables, net of allowance for credit losses	80,650	(80,650)	—	1(a)	—
Current securitized accounts receivable, net of allowances	187,317	—	—		187,317
Customer accounts receivable, net of allowances	—	77,842	—	1(a)	77,842
Other accounts receivable	—	2,476	—	1(a)	2,476
Inventories	104,318	—	(2,085)	1(c)	102,233
Current assets held for sale	12,052	(12,052)	—	1(d)	—
Income taxes receivable	—	—	—		—
Prepaid expenses and other current assets	—	17,066	—	1(a), 1(b), 1(d)	17,066
Other current assets	4,682	(4,682)	—	(1(b)	—
Total current assets	400,816	—	(2,085)		398,731
Property, plant and equipment, net	39,739	—	—		39,739
Non-current receivables, net	1,721	(1,721)	—	1(g)	—
Non-current securitized receivables, net	23,171	—	—		23,171
Operating lease right-of-use assets	174,944	—	—		174,944
Non-current deferred tax asset	19,361	—	—		19,361
Other non-current assets	2,082	1,721	—	1(d), 1(g)	3,803
Total assets	$661,834	$—	$(2,085)		$659,749
Liabilities and shareholders’ equity
Current liabilities:
Current installments of long-term debt obligations, net	2,983	(2,983)	—	1(h)	—
Current installments of debt secured by accounts receivable, at fair value	182,334	—	—		182,334
Current operating lease liabilities	11,452	—	—	1(i)	11,452
Accounts payable and accrued expenses	58,186	(58,186)	—	1(h), 1(j)	—
Accounts payable	—	37,690	—	1(j)	37,690
Accrued compensation and related expenses	—	4,053	—	1(j)	4,053
Accrued expenses	—	18,870	—	1(j), 1(k)	18,870

Deferred revenues and other credits	—	7,847	—	1(k)	7,847
Short-term debt	—	2,983	—	1(h)	2,983
Other current liabilities	7,977	(7,977)	—	1(k)	—
Total current liabilities	262,932	2,297	—		265,229
Long-term debt obligations, excluding current installments	308	—	—		308
Non-current liabilities debt secured by accounts receivable, at fair value	42,935	—	—		42,935
Non-current operating lease liabilities	159,016	—	—		159,016
Other non-current liabilities	10,794	(2,297)	—	1(m)	8,497
Total liabilities	475,985	—	—		475,985
Shareholders’ equity					—
Common stock Class A, voting, $100 par value. Authorized 5,000 shares; issued and outstanding 4,400 shares	440	—	—		440
Common stock Class B, non-voting, $1 par value. Authorized 350,000 shares; issued and outstanding 168,896 shares	169	—	—		169
Additional paid-in capital	336,545	—	—		336,545
Retained earnings (deficit)	(151,305)	—	(2,085)	1(c)	(153,390)
Total Stockholders' Equity	185,849	—	(2,085)		183,764
Total liabilities and stockholders' equity	$661,834	$—	$(2,085)		$659,749

Unaudited Statement of Operations for the twelve months ended December 31, 2022

The following table illustrates the impact of aligning financial statement line items to conform to Conn’s financial statement presentation for the twelve months ended January 31, 2023, in thousands:

	Badcock 12 months ended December 31, 2022 Historical	Alignment to Conn's, Inc. Captions	Inventory Policy Alignment	Note Ref	Badcock 12 months ended December 31, 2022 as adjusted
Revenues:
Product Sales	$628,170	$—	$—		$628,170
Service and other	290,887	(290,887)	—	1(q)	—
Repair service agreement commissions	—	37,436	—	1(q)	37,436
Services revenue	—	31,982	—	1(q)	31,982
Total net sales	919,057	(221,469)	—		697,588
Finance charges and other revenues	—	221,469	—	1(q)	221,469
Total revenues	919,057	—	—		919,057
Cost of goods sold	353,051	—	—		353,051
Operating expenses:
Provision for bad debts	—	144,497	—	1(r)	144,497
Dealer commissions	168,068	(168,068)		1(f)	—
Selling, general and admin expenses	271,200	23,571	497	1(r), 1(s), 1(f)	295,268
Charges and credits, net	—	—	—		—
Total operating expenses	439,268	—	497		439,765
Income (loss) from operations	126,738	—	(497)		126,241
Other income (expense):
Gain on sale-leaseback transactions, net	59,772	—	—		59,772
Interest expense, net	(239,908)	—	—		(239,908)
Total other income (expense)	(180,136)	—	—		(180,136)
Income (Loss) from operations before income taxes	(53,398)	—	(497)		(53,895)
Income Taxes (Benefit)	(17,868)	—	—		(17,868)
Net income (loss) from operations	$(35,530)	$—	$(497)		$(36,027)

Unaudited Statement of Operations for the Predecessor period January 1 - August 21, 2023 and the Successor period August 22, 2023 to September 30, 2023
The following table illustrates the impact of aligning financial statement line items to conform to Conn’s financial statement presentation for the nine months ended October 31, 2023, in thousands:

	Badcock Predecessor January 1 to August 21, 2023	Badcock Successor August 22 to September 30, 2023	Alignment to Conn's, Inc. Captions	Inventory Policy Alignment	Note Ref	Badcock combined 9 months ended September 30, 2023, as adjusted
Revenues:
Product sales	$323,455	$53,085	$—	$—		$376,540
Service and other	128,703	29,664	(158,367)	—	1(t)	—
Repair service agreement commissions	—	—	25,847	—	1(t)	25,847
Service revenues	—	—	24,262	—	1(t)	24,262
Total net sales	452,158	82,749	(108,258)	—		426,649
Finance charges and other	—	—	108,259	—	1(t)	108,259
Total revenues	452,158	82,749	1	—		534,908
Cost of goods sold	195,647	22,234	—	—		217,881
Operating expenses:
Provision for bad debts	—	—	73,504	—	1(e)	73,504
Dealer commissions	89,029	14,707	(103,736)		1(f)	—
Selling, general and admin expenses	148,392	24,948	30,233	670	1(e), 1(f), 1(s)	204,243
Charges and credits, net	—	—	—	—		—
Total operating expenses	237,421	39,655	1	670		277,747
Income (loss) from operations	19,090	20,860	—	(670)		39,280
Other income (expense):
Interest expense	(107,381)	(30,431)		—		(137,812)
Income (Loss) from operations before income taxes	(88,291)	(9,571)	—	(670)		(98,532)
Income Taxes (Benefit)	(23,209)	(2,392)	—	—		(25,601)
Net income (loss) from operations	$(65,082)	$(7,179)	$—	$(670)		$(72,931)

Reclassification and Policy Alignment Adjustments

In addition to the alignment of Badcock’s historical financial information to conform to Conn’s financial statement line items, the following summary represents accounting policy alignment and reclassifications to conform Badcock’s historical financial information to Conn’s financial statement presentation and accounting policies:

1(a) Reclasses from accounts receivable, less reserves:
i.of $77.8 million to customer accounts receivable
ii.of $2.4 million to other accounts receivable
iii.of $332 thousand to prepaid expenses and other current assets
1(b) Reclass of $4.6 million from other assets to prepaid expenses and other current assets
1(c) Reflects adjustment to decrease freight costs to dealers capitalized into inventory to align with Conn's inventory capitalization policy
1(d) Reclass of assets held for sale and other assets to prepaids and other current assets
1(e) Reclass of $73.5 million from selling, general and administrative expenses to provision for bad debts
1(f) Reclass from dealer commissions to selling, general and administrative expenses
1(g) Reclass from non-current receivables to other non-current assets
1(h) Reclass from current installments of long-term debt obligations to short-term debt
1(j) Reclass from accounts payable and accrued expenses:
i.of $36.2 million to accounts payable
ii.of $4.1 million to accrued compensation and related expenses
iii.of $17.8 million to accrued expenses
1(k) Reclass from other current liabilities of $7.8 million to deferred revenues and other credits and $129 thousand to accrued expenses
1(m) Reclass from other long-term liabilities to deferred tax liability

1(q) Reclass from service and other revenue:
i.of $221.4 million to finance charges and other revenue
ii.of $37.4 million to repair service agreement commissions
iii.of $32 million to service revenues
1(r) Reclass from selling, general and administrative costs of $144.4 million to provision for bad debts
1(s) Reclass to expense previously capitalized freight to dealer costs to align with Conn’s inventory policy
1(t) Reclass from service and other revenue:
i.of $108.3 million to finance charges and other revenue
ii.of $25.8 million to repair service agreement commissions
iii.of $24.2 million to service revenues

4. Preliminary Purchase Price Allocation

The table below represents the preliminary purchase price allocation for Badcock based on estimates, assumptions, valuations and other analyses as of the Closing Date, which have not been finalized in order to make a definitive allocation. Accordingly, the pro forma adjustments to allocate the merger consideration will remain preliminary until Conn’s management finalizes the fair values of assets acquired and liabilities assumed. The final amounts allocated to assets acquired and liabilities assumed, and therefore, calculation of goodwill (bargain purchase), are dependent upon certain valuation and other studies that have not yet been completed and could differ materially from the amounts presented in the unaudited pro forma combined financial statements.

The accompanying unaudited pro forma condensed combined financial statements reflect a purchase price of approximately $69.27 million, determined as of December 18, 2023, which consists of the following (in thousands, except exchange ratio and price):

Preliminary Purchase Price	$69,267
Preliminary purchase price consideration allocated to:
Assets:
Cash and cash equivalents	$3,714
Customer accounts receivable, net of allowance	90,353
Securitized accounts receivable, current	179,170
Other accounts receivable	2,670
Inventories	126,377
Prepaid expenses and other current assets	6,563
Property and equipment, net	49,022
Operating lease right-of-use asset	221,641
Securitized accounts receivable, non-current	26,773
Intangible assets, net	20,500
Other assets	2,235
Total assets acquired	$729,018
Liabilities:
Current operating lease obligations	16,142
Accounts payable	24,630
Accrued compensation and related expenses	4,818
Accrued expenses	46,673
Income taxes payable	4,225
Securitized Borrowing, current	166,361
Short-term debt	2,162
Operating lease liability - non-current	202,122
Deferred revenues and other credits	5,097
Securitized Borrowing, non-current	24,858
Long-term debt	53
Deferred tax liability	8,964
Other long-term liabilities	1,308
Total liabilities assumed	$507,413

Total net assets acquired	$221,605

Bargain purchase gain	$152,338

5. Transaction Adjustments

Closing Consideration

The following table represents the estimated closing consideration:

Number of shares outstanding as of Closing Date	24,540
Share price	$2.85
Stock consideration	69,940
Discount for lack of marketability	(7,693)
Total stock consideration	$62,246
WSBC Acquisition-related costs	7,021
Total estimated purchase price consideration	$69,267

Adjustments in the unaudited pro forma financial information are represented by the following:

a.Cash consideration in the form of transaction costs paid on behalf of Badcock by Conn’s
b.Reflects adjustment to reflect balance at fair value

The following table summarizes the estimated fair values of Badcock’s identifiable intangible assets and their fair value as a percentage of the purchase consideration.

	Fair value	% of Purchase Consideration
Badcock Trade Names	$20,500	29.6%
Customer Relationships	—	—%
Total assets acquired	20,500	29.6%

c.Reflects accrued retention bonus to retain Badcock employees through the transaction
d.Reflects accrual of transaction costs incurred by Conn’s. These non-recurring costs are not included in the unaudited pro forma combined statement of operations. The adjustment does not include severance, restructuring or other costs that may result from the acquisition.
e.Reflects the contingently redeemable preferred stock purchase consideration
f.Reflects the elimination of the historical Badcock’s APIC and preferred and common stock
g.The fair value of the net assets acquired exceeded the purchase consideration, resulting in a bargain purchase gain
h.Impact on accumulated deficit, as follows:
1.Reflects the total transaction costs of $13.31 million not recorded in historical financial statements as of October 31, 2023
2.Reflects the retention bonus expense of $250 thousand not historically recorded in the historical financial statements as of October 31, 2023
3.Reflects removal of historical Badcock accumulated loss of $53.1 million
4.Remaining amount is the bargain purchase gain, resulting from the fair value of the net assets acquired exceeding the purchase consideration
i.Impact on cost of goods sold, as follows:
1.Reflects $105 thousand of depreciation stemming from the step up FV adjustment to property, plant and equipment
2.Reflects $22.1 million of cost of goods sold stemming from the inventories step up FV adjustment
j.Impact on selling, general, and administrative expenses:
1.Reflects $693 thousand of depreciation stemming from the step up FV adjustment to property, plant and equipment
2.Reflects the $250 thousand bonus retention expense not previously recognized in the historical financial statements for the annual period ending January 31, 2023
3.Reflects the $13.3 million transaction costs not previously recognized in the historical financial statements for the annual period ending January 31, 2023
k.Reflects $123 thousand depreciation stemming from the step up FV adjustment to property, plant and equipment
l.Reflects $83 thousand of depreciation expense stemming from the step up FV adjustment to property, plant and equipment

m.Provision for Income Tax: Reflects adjustment to align benefit to income taxes to management's the estimate of 22.61% effective rate applied to the pro forma combined loss before income taxes
n.Earnings per share

Basic and diluted pro forma weighted average shares outstanding were increased by the 24.5 million shares issued as part of the purchase consideration. The pro forma net income increased for the annual period ending January 31, 2023 mainly due to the bargain purchase gain recognized, resulting in an increase in the basic and diluted pro forma earnings per share. The net loss and amount of weighted average shares outstanding increased for the nine months ended October 31, 2023 due to the inclusion of both Conn’s and Badcock’s net losses and adjustments discussed above. Due to pro forma net loss incurred for the interim period, preferred shares were excluded from the calculation because they are not contractually obligated to participate in losses. The pro forma basic and diluted earnings per share decreased for the interim period. The following table reflects the corresponding pro forma adjustments, in thousands, except per share amounts:

	For the 12 Months Ending January 31, 2023	For the 9 Months Ending October 31, 2023
Pro forma weighted-average shares outstanding (Basic)
Historical weighted-average shares outstanding	24,117	24,196
Conn's preferred shares issued on the Closing Date on an as converted basis	24,540	24,540
Pro forma basic weighted-average shares outstanding	48,657	48,736

Pro forma weighted-average shares outstanding (Diluted)
Historical weighted-average shares outstanding	24,117	24,196
Conn's preferred shares issued on the Closing Date on an as converted basis	24,540	24,540
Pro forma diluted weighted-average shares outstanding	48,657	48,736

Pro forma earnings per share
Pro forma net income	$31,486	$(178,002)
Dividends (based on issuance value of $72.1 million and 8% dividend)	5,771	(10,773)
Remaining earnings to be distributed	25,058	(168,770)
Pro forma basic earnings per share(1)	$0.53	$(6.88)
Pro forma diluted earnings per share(1)	$0.53	$(6.88)

(1) Preferred shares are excluded as they are not contractually obligated to participate in losses.

o.Represents an adjustment to account for acquired leases as new leases under purchase accounting pursuant to ASC 805 and ASC 842.